SECOND AMENDING AGREEMENT

THIS AGREEMENT effective as of July 30. 2008.

AMONG

PANTERA PETROLEUM INC., a Nevada corporation, of 3316 West 1st Avenue, Vancouver, British Columbia, V6R 1G4

(“Pubco”)

AND:

ARTEMIS ENERGY PLC (formerly PANTERA OIL AND GAS PLC), a company registered in England, of 15 Poland Street, London, England, W1F 8QE

(“Pantera”)

AND:

AURORA PETROLEOS SA, a company registered in Paraguay, of 1430 Charles de Gaulle, Villa Mora 1885 Asuncion, Paraguay

(“Aurora”)

AND:

BOREAL PETROLEOS SA, a company registered in Paraguay, of 390 R1 4 Curupayty, Mariscal Estigaribia 1864 Asuncion, Paraguay

(“Boreal”)

WHEREAS:

A.           On November 21, 2007, as amended March 17, 2008, Pubco, Pantera, Aurora and Boreal entered into a Share Purchase Agreement (the “Amended Purchase Agreement”) whereby Pubco agreed to issue 4,000,000 common shares in the capital of Pubco to Pantera and to pay $25,000 to each of Aurora and Boreal, for an aggregate payment of $50,000, as consideration for the right to purchase up to 85% of the shares of each of Aurora and Boreal;

B.           The Amended Purchase Agreement provides for, among other things, the payment of certain amounts on or before specified dates (each, a “Payment Date”) by Pubco to each of Aurora and Boreal in order for Pubco to acquire up to 85% of the shares of Aurora and Boreal; and

C.           Pubco, Pantera, Aurora and Boreal have agreed to amend the terms of the Amended Purchase Agreement to extend certain of the Payment Dates on the terms and conditions of this Agreement.

THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.
2.	Section 3.1 of the Amended Purchase Agreement is deleted in its entirety and replaced with the following:
“3.1	Right to Purchase

Upon issuance of the Pubco Shares to Pantera and the payment of $25,000 to each of Aurora and Boreal, Pubco shall have the right to acquire up to 85% of the shares of each of Aurora and Boreal as follows:

(a)

on or before November 30, 2007, Pubco shall have the right, but not the obligation, to acquire 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $150,000 by Pubco to Aurora and Boreal (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

(b)	on or before July 31, 2008, and subject to the completion of Investment One, Pubco shall have the right, but not the obligation, to:
(i)	acquire an additional 11% of the issued and outstanding shares of Aurora for a payment of $245,000 by Pubco to Aurora, or as Aurora may direct (“Aurora Investment Two”), and
(ii)	acquire an additional 15% of the issued and outstanding shares of Boreal for a payment of $245,000 by Pubco to Boreal, or as Boreal may direct (“Boreal Investment Two”);
(c)	on or before April 30, 2009 and subject to the completion of:
(i)

Investment One and Aurora Investment Two, Pubco shall have the right, but not the obligation, to acquire an additional 39% of the issued and outstanding shares of Aurora for a payment of $500,000 by Pubco to Aurora, or as Aurora may direct (“Aurora Investment Three”), and

(ii)

Investment One and Boreal Investment Two, Public shall have the right, but not the obligation, to acquire an additional 35% of the issued and outstanding shares of Boreal for a payment of $500,000 by Public to Boreal, or as Boreal may direct (“Boreal Investment Three”); and

(d)	on or before January 31, 2010 and subject to the completion of:
(i)	Investment One, Aurora Investment Two and Aurora Investment Three, Pubco shall have the right, but not the obligation, to acquire an additional

20% of the issued and outstanding shares of Aurora for a payment of $1,500,000 by Pubco to Aurora, or as Aurora may direct (“Aurora Investment Four”), and

(ii)

Investment One, Boreal Investment Two and Boreal Investment Three, Pubco shall have the right, but not the obligation, to acquire an additional 20% of the issued and outstanding shares of Boreal for a payment of $1,500,000 by Pubco to Boreal, or as Boreal may direct (“Boreal Investment Four”).

3.1A	Adjustment to Purchase

(a)          Subject to Section 3.1, in the event that Pubco makes less than the required investment amount to complete any of Aurora Investment Two, Aurora Investment Three or Aurora Investment Four, Pubco shall be entitled to receive a portion of the additional percentage of the issued and outstanding shares of Aurora equal to the following:

A = (B/C) x D

where:

A	the portion of the additional percentage of the issued and outstanding shares of Aurora that Pubco is entitled to receive;
B	amount of payment made by Pubco to Aurora;
C	required investment amount as specified in each of Sections 3.1(b)(i), (c)(i), and (d)(i), as applicable; and
D

percentage of additional shares of Aurora that Pubco would be entitled to receive if Pubco paid the required investment amount as specified in each of Sections 3.1(b)(i), (c)(i), and (d)(i), as applicable.

(b)          Subject to Section 3.1, in the event that Pubco makes less than the required investment amount to complete any of Boreal Investment Two, Boreal Investment Three or Boreal Investment Four, Pubco shall be entitled to receive a portion of the additional percentage of the issued and outstanding shares of Boreal equal to the following:

A = (B/C) x D

where:

A	the portion of the additional percentage of the issued and outstanding shares of Boreal that Pubco is entitled to receive;
B	amount of payment made by Pubco to Boreal;

C	required investment amount as specified in each of Sections 3.1(b)(ii), (c)(ii), and (d)(ii), as applicable; and
D

percentage of additional shares of Boreal that Pubco would be entitled to receive had Pubco paid the required investment amount as specified in each of Sections 3.1(b)(ii), (c)(ii), and (d)(ii), as applicable.”

3.            Pubco, Pantera, Aurora and Boreal each acknowledge and agree that all other respective provisions of the Amended Purchase Agreement remain in full force and effect.

4.            This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.            Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

6.            This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. The parties hereby attorn to the exclusive jurisdiction of the Courts in the State of Texas.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PANTERA PETROLEUM INC.

Per:  /s/ Chris Metcalf

        Name:  Chris Metcalf

        Title:  President and Chief Executive Officer

ARTEMIS ENERGY PCL (formerly PANTERA

OIL AND GAS PLC)

Per:  /s/ Rohan Courtney

        Name:  Rohan Courtney

        Title:  Chairman

AURORA PETROLEOS SA

Per:  /s/ Jacob Jan Hendrik Botha/p>

        Name:  Jacob Jan Hendrik Botha

        Title:  Director

BOREAL PETROLEOS SA

Per:  /s/ Jacob Jan Hendrik Botha

        Name:  Jacob Jan Hendrik Botha

        Title:  Director

CW2027641.1